Exhibit (a)(5)

Merck, on behalf of its wholly owned subsidiary Cubist Pharmaceuticals, announces tender offer for Cubist’s 2.50% Convertible Senior Notes Due 2017, 1.125% Convertible Senior Notes due 2018 and 1.875% Convertible Senior Notes due 2020

KENILWORTH, N.J.-January 22, 2015- Merck (NYSE: MRK), known as MSD outside the United States and Canada, on behalf of its wholly owned subsidiary Cubist Pharmaceuticals, Inc., today announced that, in connection with the completion of the acquisition of Cubist by Merck, Cubist has commenced a tender offer (the “Convertible Notes Tender Offer”) to repurchase, at the option of each holder, any and all of its outstanding 2.50% Convertible Senior Notes due 2017 (the “2017 Convertible Notes”), 1.125% Convertible Senior Notes due 2018 (the “2018 Convertible Notes”) and 1.875% Convertible Senior Notes due 2020 (the “2020 Convertible Notes” and together with the 2017 Convertible Notes and 2018 Convertible Notes, the “Convertible Notes”). Earlier in the day on January 21, 2015, Merck completed the tender offer for all of the outstanding shares of common stock of Cubist, consummated the merger of Cubist into Mavec Corporation, Inc., a wholly owned subsidiary of Merck, and terminated trading of Cubist’s common stock on the Nasdaq Global Select Market, each of which constituted a Fundamental Change (as defined in each of the indentures governing the Convertible Notes (the “Indentures”)) triggering Cubists’s obligation to commence the Convertible Notes Tender Offer.

Pursuant to the terms of the Convertible Notes Tender Offer, each holder of the Convertible Notes has the right (the “Fundamental Change Repurchase Right”) to require Cubist to repurchase for cash its Convertible Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on February 23, 2015 (the “Fundamental Change Repurchase Date”). The repurchase price (the “Fundamental Change Repurchase Price”) for Convertible Notes validly surrendered and not validly withdrawn will be 100% of the principal amount of the Convertible Notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date. Holders may surrender their Convertible Notes from January 22, 2015 until 11:59 p.m., Eastern time, on February 19, 2015 (the “Fundamental Change Expiration Date”). Tenders of the Convertible Notes must be made prior to the expiration of the Convertible Notes Tender Offer and may be withdrawn at any time prior to the expiration of the Convertible Notes Tender Offer through compliance with the proper withdrawal procedures outlined in the Fundamental Change Repurchase Right Notice, Notice of Right to Convert, Notice of Entry into Supplemental Indenture and Offer to Repurchase to Holders of the Convertible Notes dated January 22, 2015 (the “Offer to Repurchase”).

To exercise the Fundamental Change Repurchase Right to have Cubist repurchase the Convertible Notes and receive payment of the Fundamental Change Repurchase Price, holders must validly surrender their Convertible Notes to The Bank of New York Mellon Trust Company, N.A. as paying agent (the “Paying Agent”) prior to 11:59 p.m., Eastern time, on the Fundamental Change Expiration Date. The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture (the “Trustee”), has informed Cubist that, as of January 22, 2015, all Convertible Notes are held through The Depository Trust Company (“DTC”) and that there are no certificated Convertible Notes in non-global form. Accordingly, all Convertible Notes surrendered for repurchase or conversion must be delivered through the Automated Tender Offer Program transmittal procedures of DTC.

In addition, Merck has also announced on behalf of Cubist that, pursuant to each Indenture, the Convertible Notes are convertible, at the option of the holder, at any time until February 23, 2015. The applicable Conversion Rate (as defined in the applicable Indenture) for 2017 Convertible Notes is 34.66199631, for the 2018 Convertible Notes is 13.17448859 and for the 2020 Convertible Notes is 13.51652926, in each case for such Convertible Notes converted prior to February 23, 2015. The right of holders to convert their Convertible Notes is separate from the Fundamental Change Repurchase Right. Convertible Notes that a holder has surrendered for repurchase pursuant to the Fundamental Change Repurchase Right may be converted only if such holder first validly withdraws such Convertible Notes from the Convertible Notes Tender Offer through compliance with the proper withdrawal procedures outlined in the Offer to Repurchase.

Holders should review the Offer to Repurchase carefully and consult with their own financial and tax advisors. None of Cubist, Merck or any of their respective affiliates, their respective boards of directors, employees, advisors or representatives, the Trustee, the Paying Agent or the Conversion Agent are making any representation or recommendation to any holder as to whether or not to tender or refrain from tendering its Convertible Notes in the Convertible Notes Tender Offer, or to exercise their conversion rights (if at all).

The Paying Agent and Conversion Agent for the Convertible Notes Tender Offer is The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Corporate Trust Administration, 412-236-1201. The Information Agent for the Convertible Notes Tender Offer is MacKenzie Partners, 105 Madison Avenue, New York, New York 10016, 800-322-2885 or 212-929-5500. Any questions and requests for assistance in connection with the Convertible Notes Tender Offer or conversion of the Convertible Notes may be directed to the Paying Agent, the Conversion Agent and the Information Agent. The Offer to Repurchase detailing the purchase option and the conversion rights is being sent by Cubist to DTC as sole record owner of the Convertible Notes.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE CONVERTIBLE NOTES. THE CONVERTIBLE NOTES TENDER OFFER IS BEING MADE ONLY PURSUANT TO A TENDER OFFER STATEMENT (INCLUDING THE OFFER TO REPURCHASE AND RELATED MATERIALS) THAT CUBIST WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER DISTRIBUTE TO ITS NOTEHOLDERS. NOTEHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE TENDER OFFER STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE CONVERTIBLE NOTES TENDER OFFER. NOTEHOLDERS CAN OBTAIN THEIR DOCUMENTS WHEN THEY ARE FILED AND BECOME AVAILABLE FREE OF CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV, OR BY CONTACTING MERCK AT 2000 GALLOPING HILL ROAD, KENILWORTH, N.J., 07033 OR BY PHONING 908-740-4000.

About Merck

Today’s Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. For more information, visit www.merck.com and connect with us on Twitter, Facebook and YouTube.

Merck Forward-Looking Statement

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the timing and closing of the Convertible Notes Tender Offer and any assumptions underlying the foregoing. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. There can be no guarantees with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Merck’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the exposure to litigation, including patent litigation, and/or regulatory actions; and timing of the Convertible Notes Tender Offer.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2013 Annual Report on Form 10-K and the company’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov).

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